Exhibit H-8

DRS ALLOCATION MATRIX
Changes to Allocation Methods
Effective 1/1/2001


Service Department or Function    Current Allocation Method    New Allocation Method      Comments

Financial Accounting & Reporting  Number of financial related  Total operating            Given the differences in the
                                  related transactions,        expenses, excluding        businesses across our companies
                                  records and reports          purchased gas expense,     (gas, electricity, E&P,
                                  generated and account code   purchased power            delivery, generation, etc.), there
                                  combinations for the         expense (including         is no one "financial account combination"
                                  preceding year ended         fuel expense), and         that would provide for fair allocation
                                  December 31st.               other purchased products   of accounting services.
                                                               and royalties, for the
                                                               preceding year ended
                                                               December 31st.


Treasury                          Total operating expenses,    Total capitalization       New method is more closely tied
                                  excluding purchased gas      recorded at preceding      to the cost drivers of the service.
                                  expense, purchased power     December 31st.
                                  expense (including fuel
                                  expense), and other
                                  purchased products and
                                  royalties, for the
                                  preceding year ended
                                  December 31st.

Cash Management                   Number of customer payments  Total capitalization       New method is more closely tied to
                                  processed during the         recorded at preceding      the cost drivers of the service.
                                  preceding year ended         December 31st.
                                  December 31st.

Security                          Total operating expenses,    The number of employees    New method is more closely tied to
                                  excluding purchased gas      as of the preceding        the cost drivers of the service.
                                  expense, purchased power     December 31st.
                                  expense (including fuel
                                  expense), and other
                                  products and royalties,
                                  for the preceding year
                                  ended December 31st.

Corporate Secretary/Investor      The weighted average of the  Total operating expenses,  The larger the segment, as indicated
Relations/Shareholder Activities  previous three years of      excluding purchased gas    by its expenses, the more services it
                                  total service company        expense, purchased power   can be expected to consume, directly
                                  billings for the prior three expense (including fuel    or indirectly.
                                  years ended December 31st.   expense), and other
                                                               purchased products and
                                                               royalties, for the
                                                               preceding year ended
                                                               December 31st.

Corporate Planning - Capital      Total investment in plant    Total capitalization       The corporate planning services have
Budgets                           recorded at preceding        recorded at preceding      been combined.  New method is more
                                  December 31st.               December 31st.             closely tied to the cost drivers of the
                                                                                          combined service.

Corporate Planning - Operating    Total operating expenses,    Total capitalization       The corporate planning services have
& Maintenance Budgets             excluding purchased gas      recorded at preceding      been combined.  New method is more
                                  expense, purchased power     December 31st.             closely tied to the cost drivers of
                                  expense (including fuel                                 the combined service.
                                  expense), and other purchased
                                  products and royalties, for
                                  the preceding year ended
                                  December 31st.

Payroll                           Number of employees on the   Number of employees on    New method is more closely tied to
                                  previous December 31st       the previous December     the cost drivers of the service.
                                  or the number of payroll     31st.
                                  payments generated during
                                  the previous year ended
                                  December 31st.

Accounts Receivable Processing    N/A                          Number of accounts        The processing of miscellaneous
                                                               receivable documents      accounts receivable is a new function
                                                               processed during the      of the services company effective
                                                               preceding year ended      1/1/2001.
                                                               December 31st.

Engineering - General Services    Gas pipeline and/or          N/A                       No allocation method required as this
                                  electric supply line footage                           is no longer a service company
                                  as of the preceding year                               function.
                                  ended December 31st.

Engineering - Transmission and    Total investment in storage  N/A                       No allocation method required as this
Storage Services                  and transmission plant as                              is no longer a service company
                                  of the preceding year ended                            function.
                                  December 31st.

Electricity Supply                Electricity load purchased   N/A                       No allocation method required as this
                                  for each affiliate for the                             is no longer a service company
                                  preceding year ended                                   function.
                                  December 31st.

Regulated Fixed Assets            Regulated companies fixed    Dominion companies        Changed to "Fixed Assets Accounting"
                                  assets added, retired or     fixed assets added,       and incorporates all companies, not
                                  transferred during the       retired or transferred    just regulated companies, as fixed
                                  preceding year ended         during the preceding      assets accounting for all companies
                                  December 31st.               year ended December 31st. is centralized in DRS.

Medical Services                  Total operating expenses,    Number of employees on    New method is more closely tied to
                                  excluding purchased gas      the previous December     the cost drivers of the service.
                                  expense, purchased power     31st.
                                  expense (including fuel
                                  expense), and other products
                                  and royalties, for the
                                  preceding year ended
                                  December 31st.

Marketing - Shared Projects       Annual marketing plan        Annual marketing plan     New method is more closely tied to
                                  budget for the current year  expenses for the          the cost drivers of the service.
                                  of allocation.               preceding year ended
                                                               December 31st.


Company Group Formulas:

All retail companies              Volume of gas and quantity   Specific allocator not    If it becomes necessary to allocate to
                                  of electricity sold at       considered necessary      this group of companies, it will follow
                                  retail during the preceding  based on services         the "All Companies" method for the
                                  year ended December 31st     provided by DRS.          appropriate group of companies.
                                  (converted to dollar
                                  value).

All production companies          Production plant budget      Specific allocator not    If it becomes necessary to allocate to
                                  for the current year of      considered necessary      this group of companies, it will follow
                                  allocation.                  based on services         the "All Companies" method for the
		                                                   provided by DRS.          appropriate group of companies.

Appalachian production            Gross investment in          Specific allocator        If it becomes necessary to allocate to
companies                         Appalachian production       not considered necessary  this group of companies, it will follow
                                  plant recorded at preceding  based on services         the "All Companies" method for the
                                  December 31st.               provided by DRS.          appropriate group of companies.


All storage companies             Gross investment in storage  Specific allocator not    If it becomes necessary to allocate to
                                  plant, excluding noncurrent  considered necessary      this group of companies, it will follow
                                  inventory, recorded at       based on services         the "All Companies" method for the
                                  preceding December 31st.     provided by DRS.          appropriate group of companies.


All regulated companies           Total regulated companies'   See Comments              If it becomes necessary to allocate to
                                  operating expenses, excluding                          this group of companies, it will follow
                                  purchased gas expense,                                 the "All Companies" method for the
                                  purchased power expense                                appropriate group of companies.
                                  (including fuel expense),other
                                  purchased products and
                                  royalties, for the preceding
                                  year ended December 31st.

All unregulated companies         Total unregulated companies' See Comments              If it becomes necessary to allocate to
                                  operating expenses, excluding                          this group of companies, it will follow
                                  purchased gas expense,                                 the "All Companies" method for the
                                  purchased power expense                                appropriate group of companies.
                                  (including fuel expense),
                                  other purchased products and
                                  royalties, for the preceding
                                  year ending December 31st.

All Dominion Companies            Total operating expenses,     Total operating          Has been modified to encompass
(excluding DRS)                   excluding purchased gas       expenses, excluding      allocation to a specific group of
                                  expense, purchased power      purchased gas expense,   companies.
                                  expense (including fuel       purchased power expense
                                  expense), and other purchased (including fuel
                                  products and royalties, for   expense), other
                                  the preceding year ended      purchased products and
                                  December 31st.                royalties, for the
                                                                preceding year ended
                                                                December 31st for the
                                                                affected Dominion
                                                                companies.
